Exhibit 10.12

                                     OFFICE LEASE

This lease, made and entered into at Portland, Oregon, this 1st day of December, 1997 by and between

     LANDLORD:      CTL Management, Inc.

     and

     TENANT:        Parts Voice

          Landlord hereby leases to Tenant the following:

          3,772 SQ.FT KNOWN AS SUITES 104 AND 215 (the premises)

     in   LEWIS AND CLARK BUILDING                (the building)

     at 8305 SE MONTEREY, Oregon, for a term commencing DECEMBER 1, 1997.

     and continuing through NOVEMBER 30, 1999 at a Monthly Base Rental as follows:

             YEAR 1                                 YEAR 2
             ------                                 ------
     $15.00/SQ.FT. = $4,715/MONTH       $15.50/SQ.FT. = 4,872/MONTH

    Rent is payable in advance on the 1ST DAY of each month commencing December 1, 1997.

    Landlord and Tenant covenant and agree as follows:

1.1  DELIVERY OF POSSESSION.
Should Landlord be unable to deliver possession of the premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from the Landlord tendering possession to Tenant. If possession is not so tendered within 90 days following commencement of the term, then Tenant may elect to cancel this lease by notice to Landlord within 10 days following expiration of the 90 day period. Landlord shall have no


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liability to Tenant for delay in delivering possession, nor shall such delay extend the term of this lease in any manner.

2.1  RENT PAYMENT.
Tenant shall pay the Base Rent for the premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the premises. Additional rent means amounts determined under section 19 of this lease and any other sums payable by Tenant to Landlord under this lease. Rent not paid when due shall bear interest at the rate of one-and-one-half per month until paid. Landlord may at its option impose a late charge of $.05 for each $1 of rent for rent payments made more than 10 days late in lieu of interest for the first month of delinquency, without waiving any other remedies available for default. Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder.

3.1  LEASE CONSIDERATION.
Upon execution of the lease Tenant has paid the Base Rent for the first full month to the lease term for which rent is payable and in addition has paid the sum of $ -0- as lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration is applied by Landlord, Tenant shall on demand, pay the sum necessary to replenish the lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the lease consideration shall be applied against the rent payable for the last month of the term. The lease consideration shall not be refundable.

4.1  USE.
Tenant shall use the Premises for business for and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other Tenants of the building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlords insurance rates for any portion of the building or that will in any manner degrade or damage the reputation of the Building.

4.2  EQUIPMENT.
Tenant shall install in the Premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communications equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring


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and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense.

4.3  SIGNS.
No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlords written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.

5.1  UTILITIES AND SERVICES.
Landlord will furnish water, electricity and elevator service and, during the normal Building hours of 8:00 AM to 6:00 PM Monday through Friday except holidays, will furnish heat and air conditioning (if the Building is air conditioned). Janitorial services will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease. Landlord shall take all reasonable steps to correct any interruptions of service. Electrical service will be 110 volts unless different service already exist in the Premises. Tenant shall provide its own surge protection for power furnished to computers.

5.2  EXTRA USAGE.
If Tenant uses excess amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, r any other cause, Landlord may impose a reasonable charge for supplying such extra utilities of services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination.

6.1  MAINTENANCE AND REPAIR.
Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given be Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs and installation.


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Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant's expense.

6.2  ALTERATIONS.
Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor coverings without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached moveable trade fixtures. Landlord may at its option require Tenant to remove any improvements, alterations, wiring, cables or conduit installed by Tenant and restore the Premises to the original condition upon termination of this lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of non responsibility in connection with work being performed by Tenant in Premises.

7.1  INDEMNITY.
Tenant shall not allow any liens to attach to the Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease. Neither Landlord or its managing agent shall have any liability to Tenant because of loss or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts).

7.2  INSURANCE.
Tenant shall carry liability insurance with limits of not less than One Million Dollars ($1,000,000.00) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured and covering the liability insured under paragraph 7.1 of this lease. Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without 10 days advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at least 10 days prior to expiration of any policy.

8.1  FIRE OR CASUALTY.
"Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 per cent of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of major damage, Landlord may elect to terminate this lease by notice in


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writing to Tenant within 30 days of such date.  If this lease is not terminated following major damage, or if damage occurs which is not major damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not usable by Tenant.

8.2  WAIVER OF SUBROGATION.
Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or Tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a special all risk property policy, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss. This waiver is binding only if it does not invalidate the insurance coverage of either party hereto.

9.1  EMINENT DOMAIN.
If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that possession is taken by the condemning authority.
Rent shall be reduced for the remainder in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1 ASSIGNMENT AND SUBLETTING.
This lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided the Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlords consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the effective rental paid by the sub-tenant or assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed Tenant is compatible with Landlord's normal standards for the Building. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this lease and dealing directly with the proposed sub-


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tenant or assignee, or any third party.  If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorney's fees.

11.1 DEFAULT
Any of the following shall constitute a default by Tenant under this lease:

     (a) Tenant's failure to pay rent or any other charge under this lease within 10 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20 day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this lease.

     (b) Tenant's insolvency, business failure or assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer, or the appointment of a receiver for all or any portion of Tenant's properties or financial records.

     (c)  Assignment or subletting by Tenant in violation of paragraph 10.1.

     (b) Vacation or abandonment of the Premises without the written consent of Landlord or failure to occupy the Premises within 20 days after notice from Landlord tendering possession.

11.2 REMEDIES FOR DEFAULT.
In case of default as described in paragraph 11.1 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

     (a) Landlord may at its option terminate the lease by notice to Tenant. With or without termination, Landlord may retake possession of the Premises and may use or re-let the Premises without accepting a surrender or waiving the right to damages. Following such retaking or possession, efforts by Landlord to re-let the Premises shall be sufficient if Landlord follows its usual procedures for finding Tenants for the space at rates not less than the current rates for comparable space in the Building. If Landlord has other vacant


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     space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.

     (b) Landlord may recover all damages caused by Tenant's default which shall include an amount equal to rentals loss because of the default, lease commissions paid for this lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's special requirements. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.

     (c) Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant on demand all amounts so expected, plus interest from the date of the expenditure at the rate of one-and-one-half percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.

12.1 SURRENDER.
On expiration or early termination of this lease Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of all debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be one-and-one-half times the total rent being charged when the lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

13.1 REGULATIONS.
Landlord shall have the right but shall not be obligated, to make, revise and enforce regulations or policies consistent with this lease for the purpose of promoting safety, health (including moving, use of common areas and prohibition
of smoking), order,   economy, cleanliness, and good service to all tenants of
the Building. All such regulations and policies shall be complied with as if part of this lease.


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14.1 ACCESS.
During times other than normal Building hours Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

14.2 FURNITURE AND BULKY ARTICLES.
Tenant shall move furniture and bulky articles in and out of the building or make independent use of the elevators only at times approved by Landlord following at least 24 hours written notice to Landlord of the intended move. Landlord will not unreasonably withhold its consent under this paragraph.


-----------------------------------

following mailing, postpaid prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1 SUBORDINATION ATTORNMENT.
This lease shall be subject to and subordinate to any mortgage, deeds of trust, or land sales contracts (hereafter collectively referred to as encumbrances) now existing against the Building. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant's lease, Tenant shall attorn to such purchaser and this Lease shall continue.

16.2 TRANSFER OF BUILDING.
If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder.


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16.3 ESTOPPELS.
Either party will within 10 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this lease.

17.1 DISPUTE RESOLUTION.
INFORMAL DISPUTE CONFERENCES: In the event the Tenant has a grievance against the Landlord, the Tenant shall notify the Landlord of his/her grievance in writing. The Landlord agrees to meet with the Tenant within Twenty (20) days of receiving said grievance.
MEDIATION: In the event any grievance between the parties is not resolved in the Informal Dispute Conference discussed above, the parties agree that said dispute be submitted to mediation, prior to the initiation of any litigation. Either Tenant or Landlord may request mediation of dispute by notifying the other party in writing. Within fifteen (15) days of such request, both parties shall select a mediator. In the event that the parties cannot agree on a mediator, a mediator will be selected pursuant to the rules of the Arbitration Services of Portland, Inc. or the American Arbitration Association. The parties and the mediator shall meet at an agreeable time and place within fifteen (15) days of the mediator's selection in an attempt to mediate the dispute. The mediator will select the time and place for the meeting. The mediator will have five (5) days after the hearing to attempt to resolve the dispute. If either party does not agree with the solutions suggested by the mediator, either party may then request that the matter proceed to arbitration. Each party shall pay their own costs and attorney fees, if any, of participation in the mediation. Each party shall pay one half of the mediator's fee.
ARBITRATION: In the event that the parties are unable to resolve their dispute in mediation, the matter shall then proceed to final and binding arbitration. Either party may initiate the arbitration process through a written request to the other. The parties shall then confer and attempt to agree on a single arbitrator. If the parties are unable to do so within twenty (20) days of said request, each party shall select its own arbitrator, the two of whom shall then select a third arbitrator. The costs of arbitration shall be shared equally by the parties. Each party shall pay their own attorney fees. The arbitrator(s) will schedule and conduct a hearing within thirty (30) days of the selection of the arbitrator(s). Within twenty-one (21) days of the arbitration hearing, the arbitrator(s) shall serve written notice of their decision on the parties. The arbitration shall be conducted pursuant to the rules of the American Arbitration Association, or the Arbitration Service of Portland, Inc.


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or such other similar independent public arbitration service that is designed to provide a fair and impartial arbitration process as Landlord shall select.









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18.1 QUIET ENJOYMENT.
Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord or its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

19.1 ADDITIONAL RENT:  TAX ADJUSTMENT.
Whenever for any July 1 - June 30 tax year the real property taxes levied against the Building and its underlying land exceed those levied for the 1996 - 1997 tax year, than the monthly rental for the next succeeding calendar year shall be increased by one-twelfth of such tax increase times Tenant's proportionate share. "Real property taxes" as used herein means all taxes and assessments of any public authority against the Building and the land on which it is located, the cost of contesting any tax and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to rent taxes, gross receipt taxes, leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted. If any portion of the Building is occupied tax-exempt tenant so that the Building has a partial tax exemption under ORS 307.112 or a similar statute, than real property taxes shall mean taxes computed as if such partial exemption did not exist. If a separate assessment or identifiable tax increase arises because of improvements to the Premises, than Tenant shall pay 100 percent of such increase.

19.2 TENANT'S PROPORTIONATE SHARE.
"Tenant's proportionate share" as used herein means the area of the Premises, divided by the total area of office space in the Building, with area determined using one of the methods of building measurements defined by the Building Owners and Managers Association (BOMA). Tenant's proportionate share as of the lease commencement date shall be 18.97 percent.

19.3 ADDITIONAL RENT:  OPERATING EXPENSE ADJUSTMENT.
Tenant shall pay as additional rent its proportionate share, as defined in paragraph 19.2, of the amount by which operating expenses for the Building increase over those experienced by Landlord during the calendar year 1997 (base year). Effective January 1 of each year Landlord shall estimate the amount by which operating expenses are expected to increase, if any, over those incurred in the base year. Monthly rental for that year shall be increased by one-twelfth of Tenant's share of the estimated increase. Following the end of each calendar year, Landlord shall compute the actual increase in operating expense and bill Tenant for any deficiency or credit Tenant with any excess collected. As used herein "operating expenses" shall mean all costs of operating and maintaining the Building as determined by standard real estate accounting practice, including, but not limited to: all water and sewer charges; the cost of natural gas and electricity


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provided to the Building; janitorial and cleaning supplies and services;
administration costs and management fees; superintendent fees; security services, if any; insurance premiums; licenses; permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; the annual amortized capital improvement cost (amortized over such a period as Landlord may select but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building required by any governmental authority or those which have a reasonable probability of improving the operating efficiency of the Building.

20.1 COMPLETE AGREEMENT.
This lease and the attached exhibits and schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

20.2 SPACE LEASED AS IS.
Unless otherwise stated in this Lease, the Premises are leased as is in the condition now existing with no alterations or other work to be performed by Landlord.

20.3 CAPTIONS.
The titles to the paragraphs of this lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this lease.

20.4 NON WAIVER.
Failure by Landlord to promptly enforce any regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may reasserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

20.5 EXHIBITS.
The following Exhibits are attached hereto and incorporated as a part of this
Lease:





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     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.

LANDLORD:               By:                          By:
Address for notices:       -----------------------      -----------------------
9498 SW Barbur Blvd     Title:                       Title:
Suite 200                     --------------------         --------------------
Portland, OR  97219
                        By:                          By:
                           -----------------------      -----------------------
                        Title:                       Title:
                              --------------------         --------------------

TENANT:                 By:                          By:
Address for notices:       -----------------------      -----------------------
                        Title:                       Title:
---------------------         --------------------         --------------------
---------------------
---------------------   By:                          By:
                           -----------------------      -----------------------
                        Title:                       Title:
                              --------------------         --------------------




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